10/5/99







                                $16,300,000


                              CREDIT AGREEMENT

                        dated as of October __, 1999



                                  between



                     GAMBLERS SUPPLY MANAGEMENT COMPANY

                              as the Borrower,



                                    and



                        ISLE OF CAPRI CASINOS, INC.


                               as the Lender.

                                                                         Page

ARTICLE I

       DEFINITIONS AND ACCOUNTING TERMS......................................2
       1.1.    Defined Terms.................................................2
       1.2.    Use of Defined Terms.........................................12
       1.3.    Cross-References.............................................12
       1.4.    Accounting and Financial Determinations......................12

ARTICLE II

      COMMITMENT, BORROWING PROCEDURES AND NOTE.............................12
      2.1.     Commitment...................................................12
      2.1.1.   Commitment To Make Loan......................................12
      2.1.2.   Lender Not Permitted or Required To Make Loan................12
      2.2.     Borrowing Procedure..........................................12
      2.3.     Note.........................................................13

ARTICLE III

      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES............................13
      3.1.     Repayments and Prepayments...................................13
      3.2.     Interest Provisions..........................................14
      3.2.1.   Rates........................................................14
      3.2.2.   Post-Maturity Rate...........................................14
      3.2.3.   Payment Dates................................................14
      3.3.     Fees.........................................................14
      3.3.1    Upfront Fee..................................................15
      3.3.2    Prepayment/Repayment Fee.....................................15

ARTICLE IV

       TAXES, PAYMENTS, CALCULATIONS, ETC...................................15
       4.1.     Taxes.......................................................15
       4.2.     Payments, Computations, etc.................................16
       4.3.     Use of Proceeds.............................................16

ARTICLE V

      CONDITIONS TO LOAN....................................................16
      5.1.      Conditions to Loan..........................................16
      5.1.1.    Resolutions, etc............................................16
      5.1.2.    Delivery of Note............................................16





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      5.1.3.    Acquisition Consummated.....................................16
      5.1.4.    Payment of Outstanding Indebtedness, etc....................17
      5.1.5.    Equity Infusion.............................................17
      5.1.6.    Security Agreement..........................................17
      5.1.7.    Mortgage....................................................18
      5.1.8.    Ship Mortgage...............................................18
      5.1.9.    Opinions of Counsel.........................................19
      5.1.10.   Closing Fees, Expenses, etc.................................19
      5.1.11.   Compliance with Warranties, No Default, etc.................19
      5.1.12.   Borrowing Request...........................................20
      5.1.13.   Financial Condition.........................................20
      5.1.14    Satisfactory Legal Form; Other Documents....................20
      5.1.15.   Payoff Letters..............................................20
      5.1.16.   Amendment to CIBC Credit Agreement..........................20

ARTICLE VI

      REPRESENTATIONS AND WARRANTIES........................................20
      6.1.      Organization, etc...........................................20
      6.2.      Due Authorization, Non-Contravention, etc...................21
      6.3.      Government Approval, Regulation, etc........................21
      6.4.      Validity, etc...............................................21
      6.5.      Financial Information.......................................21
      6.6.      No Material Adverse Change..................................22
      6.7.      Litigation, Labor Controversies, etc........................22
      6.8.      Subsidiaries................................................22
      6.9.      Ownership of Properties.....................................22
      6.10.     Taxes.......................................................22
      6.11.     Pension and Welfare Plans...................................22
      6.12.     Environmental Warranties....................................23
      6.13.     Regulations  U and X........................................24
      6.14.     Accuracy of Information.....................................24

ARTICLE VII

      COVENANTS.............................................................24
           7.1.          Affirmative Covenants..............................24
           7.1.1.        Financial Information, Reports, Notices, etc.......24
           7.1.2.        Compliance with Laws, etc..........................26
           7.1.3.        Maintenance of Properties..........................26
           7.1.4.        Insurance..........................................26
           7.1.5.        Books and Records..................................26
           7.1.6.        Environmental Covenant.............................27
           7.1.7.        Year 2000 Compliance...............................27

           7.2.          Negative Covenants.................................28
           7.2.1.        Business Activities................................28
           7.2.2.        Indebtedness.......................................28
           7.2.3.        Liens..............................................28
           7.2.4.        Financial Condition................................29
           7.2.5.        Investments........................................29
           7.2.6.        Restricted Payments, etc...........................30
           7.2.7.        Capital Expenditures, etc..........................30
           7.2.8.        Rental Obligations.................................30
           7.2.9.        Take or Pay Contracts..............................31
           7.2.10.       Consolidation, Merger, etc.........................31
           7.2.11.       Asset Dispositions, etc............................31
           7.2.12.       Modification of Certain Agreements.................31
           7.2.13.       Transactions with Affiliates.......................31
           7.2.14.       Negative Pledges, etc..............................31

ARTICLE VIII

      EVENTS OF DEFAULT.....................................................32
      8.1.      Listing of Events of Default................................32
      8.1.1.    Non-Payment of Obligations..................................32
      8.1.2.    Breach of Warranty..........................................32
      8.1.3.    Non-Performance of Certain Covenants and Obligations........32
      8.1.4.    Non-Performance of Other Covenants and Obligations..........32
      8.1.5.    Default on Other Indebtedness...............................32
      8.1.6.    Judgments...................................................32
      8.1.7.    Pension Plans...............................................33
      8.1.8.    Control of the Borrower.....................................33
      8.1.9.    Bankruptcy, Insolvency, etc.................................33
      8.1.10.   Impairment of Security, etc.................................34
      8.2.      Action if Nonpayment, etc...................................34
      8.3.      Action if Bankruptcy........................................34
      8.4.      Action if Other Event of Default............................34

ARTICLE IX MISCELLANEOUS PROVISIONS.........................................35
           9.1.          Waivers, Amendments, etc...........................35
           9.2.          Notices............................................35
           9.3.          Payment of Costs and Expenses......................35
           9.4.          Indemnification....................................36
           9.5.          Survival...........................................37
           9.6.          Severability.......................................37
           9.7.          Headings...........................................37
           9.8.          Execution in Counterparts, Effectiveness, etc......37
           9.9.          Governing Law; Entire Agreement....................37

           9.10.         Successors and Assigns.............................37
           9.11.         Confidentiality....................................37
           9.12.         Other Transactions.................................38
           9.13.         Forum Selection and Consent to Jurisdiction........38
           9.14.         Waiver of Jury Trial...............................39
           9.15.         Limitation of Liability............................40
           9.16.         Interest Rates.....................................41
           9.17.         Iowa Gaming Licenses...............................42


SCHEDULE I - Disclosure Schedule

EXHIBIT A  -             Form of Note
EXHIBIT B  -             Form of Borrowing Request
EXHIBIT C  -             Form of Certificate of Authorized Officer

                              CREDIT AGREEMENT



         THIS CREDIT AGREEMENT, dated as of October __, 1999 between GAMBLERS SUPPLY MANAGEMENT COMPANY, a South Dakota corporation (the "Borrower"), and ISLE OF CAPRI CASINOS, INC., a Delaware corporation (the "Lender"),


                            W I T N E S S E T H:

         WHEREAS, Lady Luck Gaming Corporation, a Delaware corporation ("Parent"), is engaged directly and through its various Subsidiaries in the business of operating gaming casinos; and

         WHEREAS, pursuant to a Stock Purchase Agreement, dated July 30, 1999 (as so originally executed and delivered, the "Sodak Stock Purchase Agreement"), among Parent, the Borrower and Sodak Gaming Inc., a South Dakota corporation ("Sodak"), Parent intends to acquire all of the issued and outstanding stock of the Borrower from Sodak for $47,100,000 (including the assumption of approximately $4,250,000 of indebtedness in connection with an existing equipment lease and approximately $640,000 of indebtedness related to a hotel on the premises of the Borrower's gaming facilities, and up to $485,000 of prepayment premiums) (the "Acquisition"); and

         WHEREAS, in connection with, and to fund, the Acquisition, the Borrower desires to obtain a Commitment from the Lender pursuant to which a Loan, in a maximum aggregate principal amount not to exceed $16,300,000, will be made to the Borrower prior to the Commitment Termination Date;

         WHEREAS, Lender, Parent and Isle Merger Corp., a Delaware corporation ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of October __, 1999 (as so originally executed and delivered, the "Isle Merger Agreement"), pursuant to which Merger Sub will merge with and into Parent (the "Isle Merger"); and

         WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitment and make such Loan to the Borrower; and

         WHEREAS, the proceeds of such Loan will be used to make partial payment of the Parent's obligations under the Sodak Stock Purchase Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquisition" is defined in the recitals.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managers or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Authorized Officer" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Lender pursuant to Section 5.1.1.

         "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the rate of interest most recently established by CIBC as its Base Rate. The Base Rate is not necessarily intended to be the lowest rate of interest determined by CIBC in connection with extensions of credit. Changes in the rate of interest will take effect simultaneously with each change in the Base Rate. The Lender will give notice promptly to the Borrower of changes in the Base Rate.

         "Borrower" is defined in the preamble.

         "Borrower Excess Cash Flow" means, for any period, EBITDA for such period less the sum of (i) cash interest expense, (ii) cash income taxes,
(iii) the sum of (x) $150,000 monthly scheduled principal payments and (y) any voluntary prepayments of the Borrower on the Loan, (iv) maintenance Capital Expenditures not to exceed $100,000 per quarter, (v) Capital Expenditures in connection with the replacement of the mooring barge not to exceed $1,000,000 in the aggregate, and (vi) such other Capital Expenditures as shall be agreed to by the Lender.

         "Borrowing Request" means the loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

         "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York or Mississippi.

         "Capital Expenditures" means, for any period, the sum of

                  (a) the aggregate amount of all expenditures of the Borrower for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                  (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Equivalent Investment" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of
                  the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated A-l or higher by Standard & Poor's Corporation or P-l or higher by Moody's Investors Service, Inc., or

                           (ii)     CIBC;

                  (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                           (i) a commercial banking institution that is a
                  member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                           (ii) CIBC; or

                  (d) any repurchase agreement entered into with CIBC (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                           (i) is secured by a fully perfected security
                  interest in any obligation of the type described in any of clauses (a) through (c), and

                           (ii) has a market value at the time such
                  repurchase agreement is entered into of not less than 100% of the repurchase obligation of CIBC (or other commercial banking institution) thereunder.

         "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means the failure of Parent to own, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis (other than prior to the closing under the Sodak Stock Purchase Agreement, and except for a pledge of all capital stock of the Borrower pursuant to the Indenture).

         "CIBC" means Canadian Imperial Bank of Commerce.

         "CIBC Credit Agreement" means the Credit Agreement dated as of April 23, 1999 by and among the Lender, various lenders and agents and CIBC, as administrative agent.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means the Lender's obligation to make the Loan pursuant to Section 2.1.1.

         "Commitment Amount" means $16,300,000.

         "Commitment Termination Date" means the earliest of

                  (a) October 31, 1999, or such other date as Parent, Borrower and Sodak agree to extend the closing date under the Sodak Stock Purchase Agreement;

                  (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to this Agreement;

                  (c) the date on which any Commitment Termination Event occurs; and

                  (d) the Maturity Date.

Upon the occurrence of any event described in clause (b), (c) or (d), the Commitment shall terminate automatically and without any further action.

         "Commitment Termination Event" means

                  (a) the occurrence of any Default described in clauses
         (a) through (d) of Section 8.1.9 with respect to the Borrower; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of the Loan to be due and payable pursuant to Section 8.2, or

                           (ii) in the absence of such declaration, the
                  giving of notice by the Lender to the Borrower that the Commitment has been terminated.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Lender.

         "Dollar" and the sign "$" means lawful money of the United States.

         "EBITDA" means the sum for any period of (i) net income for the Borrower (excluding extraordinary gains or losses), on a pro forma basis for periods prior to the date of the Acquisition, such net income being the net income of the Miss Marquette Gaming Facility, (ii) provisions for taxes deducted in determining such net income, (iii) interest expense deducted in determining such net income, (iv) depreciation expense deducted in determining such net income, and (v) amortization expense deducted in determining such net income.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 9.8.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 8.1.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1999 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Gaming Vessel" means the vessel Miss Marquette having Official No. 950558 of approximately 99.96 gross and 67 net tons and with dimensions of approximately 228.4 feet by 55 feet, built in 1989 at Freeport, Florida, by Freeport Ship Builders and Marine Repair, Inc., which is duly documented in the name of the Borrower under the laws of the United States at the National Vessel Documentation Center at Falling Waters, West Virginia.

         "Hazardous Material" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)  any petroleum product; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency (or currency unit) exchange rates.

         "Heller" means Heller Financial, Inc. in its capacity as lessor under the Heller Lease.

         "Heller Lease" means the Master Lease Agreement dated June 30, 1997 between the Borrower, as lessee, and Heller (as successor to PDS Financial Corporation).

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of its obligation under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Liabilities" is defined in Section 9.4.

         "Indemnified Parties" is defined in Section 9.4.

         "Indenture" means the Indenture, dated as of February 17, 1994, by and among Lady Luck Gaming Finance Corporation, the Parent, certain subsidiary guarantors named therein and First Trust National Association, as amended and supplemented, relating to the 11 7/8% First Mortgage Notes.

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                  (b)  any Contingent Liability of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Isle Merger" is defined in the recitals.

         "Isle Merger Agreement" is defined in the recitals.

         "Lender" is defined in the preamble.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien
(statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan" is defined in Section 2.1.1.

         "Loan Document" means this Agreement, the Note, the Mortgage, the Ship Mortgage and the Security Agreement.

         "Material Adverse Effect" means, with respect to the Borrower, a material adverse effect upon the ability of the Borrower to pay the Obligations or upon the business, financial condition, results of operation, prospects or properties of the Borrower.

         "Maturity Date" means the earliest to occur of the following: (i) the Isle Merger Agreement shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Parent and (a) such termination or cessation shall continue for two Business Days if resulting from the Parent's acceptance of a Superior Proposal (as defined in the Isle Merger Agreement) to be acquired by another Person other than the Lender or (b) such termination or cessation shall continue for 180 days if resulting for any other reason under the Isle Merger Agreement; (ii) the Parent or any Affiliate of the Parent shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (iii) consummation of the Isle Merger.

         "Merger Sub" is defined in the recitals.

         "Miss Marquette Gaming Facility" means the Miss Marquette gaming property in Marquette, Iowa, including the Gaming Vessel, gaming equipment, and dockside buildings, including a motel, an enclosed walkway, a parking lot, a restaurant, an administrative office and other entertainment facilities.

         "Monthly Payment Date" means the last day of each calendar month, beginning with November 30, 1999, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Mortgage" means the Mortgage on the Miss Marquette Gaming Facility (excluding the Gaming Vessel).

         "Note" means a promissory note of the Borrower payable to the Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to the Lender resulting from the outstanding Loan, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Note and each other Loan Document.

         "Organic Document" means, relative to the Borrower, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "Parent Excess Cash Flow" means Excess Cash Flow (as such term is defined in the Indenture) less, without duplication, the sum of (i) the sum of (x) scheduled principal payments and (y) any voluntary prepayments by the Parent or the Borrower on the Loan and (ii) amounts paid by the Parent to repurchase 11 7/8% First Mortgage Notes from the holders thereof pursuant to the terms of the Indenture.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under
Section 4069 of ERISA.

         "Person" means any natural person, corporation, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Quarterly Payment Date" means the 45th day after the end of each calendar quarter, beginning with February 14, 2000, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Release" means a "release," as such term is defined in CERCLA.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

                  "Security Agreement" means the Security Agreement executed and delivered pursuant to Section 5.1.6, substantially in a form acceptable to the Lender, as amended, supplemented, restated or otherwise modified from time to time.

         "Ship Mortgage" means the First Preferred Mortgage executed and delivered by the Borrower to the Lender pursuant to Section 5.1.8, in form and substance acceptable to the Lender, as amended, supplemented, restated or otherwise modified from time to time.

         "Sodak" is defined in the recitals.

         "Sodak Stock Purchase Agreement" is defined in the recitals.

         "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding capital stock or other equity interest having ordinary voting power to elect a majority of the board of directors or similar management group of such other Person (irrespective of whether at the time equity of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Taxes" is defined in Section 4.1.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Welfare Plan" means a "welfare plan," as such term is defined in
Section 3(1) of ERISA.

         "Year 2000 Compliant" is defined in Section 7.1.7.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and the Note and in each Borrowing Request, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.


                                 ARTICLE II

                 COMMITMENT, BORROWING PROCEDURES AND NOTE

     SECTION 2.1. Commitment. On the terms and subject to the conditions of this Agreement (including Article V), the Lender agrees to make a Loan pursuant to the Commitment described in this Section 2.1.

         SECTION 2.1.1. Commitment To Make Loan. On a Business Day occurring prior to the Commitment Termination Date, the Lender will make a loan (the "Loan") to the Borrower equal to the aggregate amount of the amount requested by the Borrower to be made on such day. The commitment of the Lender described in this Section 2.1.1 is herein referred to as its "Commitment". No amounts paid or prepaid with respect to the Loan may be reborrowed.

          SECTION 2.1.2. Lender Not Permitted or Required To Make Loan. The Lender shall not be permitted or required to make the Loan if it would exceed the Commitment Amount.

         SECTION 2.2. Borrowing Procedure. By delivering a Borrowing Request to the Lender on or before 10:00 a.m. (Central time) on a Business Day, the Borrower may irrevocably request, on not less than one nor more than three Business Days' notice, that the Loan be made in an amount up to the Commitment Amount. On the terms and subject to the conditions of this Agreement, the Loan shall be made on the Business Day specified in such Borrowing Request. On or before 11:00 a.m. (Central time) on such Business Day, the Lender shall make funds in an amount equal to the requested Loan available to the Borrower by wire transfer to the accounts the Borrower shall have specified in the Borrowing Request.

         SECTION 2.3. Note. The Lender's Loan under its Commitment shall be evidenced by the Note payable to the order of the Lender in a maximum principal amount equal to the original Commitment Amount. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to the Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of and the outstanding principal amount of the Loan evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.


                                ARTICLE III

                 REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. The Borrower shall cause the Parent to make three equal monthly principal payments each in the amount of $500,000 on the Monthly Payment Date in each of March 2000, April 2000 and May 2000. In addition, the Borrower shall make equal monthly principal payments each in the amount of $150,000 on each Monthly Payment Date after the making of the Loan, with any remaining principal and interest payable on the Maturity Date. Prior thereto, the Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided, however, that

                           (i) all such voluntary prepayments shall require
                  at least one but no more than three Business Days' prior written notice to the Lender; and

                           (ii) all such voluntary partial prepayments
                  shall be in an aggregate minimum amount of $100,000 and an integral multiple of $25,000;

                  (b) shall, immediately upon any acceleration of the Maturity Date of the Loan pursuant to Section 8.2 or Section 8.3, repay the Loan, unless, pursuant to Section 8.2, only a portion of the Loan is so accelerated. Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty (except for the fees provided in Section 3.3);

                  (c) shall, on each Quarterly Payment Date, pay an amount equal to the Borrower Excess Cash Flow for the immediate prior calendar quarter; and

                  (d) shall, on August 1, 2000, cause to be paid an amount equal to the Parent Excess Cash Flow.

All prepayments of the Loan shall be applied to the installments of the Loan in the inverse order of maturity.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. Prior to maturity (whether on the Maturity Date, upon acceleration or otherwise) the Loan and the Note shall bear interest at a rate per annum equal to the Base Rate plus a margin of 3.625%.

         SECTION 3.2.2. Post-Maturity Rate. After the date any principal amount of the Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), after any other monetary Obligation of the Borrower shall have become due and payable, or pursuant to Section 8.4, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus a margin of 10.00%.

         SECTION 3.2.3. Payment Dates. Interest accrued on the Loan shall be payable, without duplication:

                  (a)      on the Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on the Loan;

                  (c) on each Monthly Payment Date occurring after the making of the Loan hereunder;

                  (d) on that portion of the Loan the Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on the Loan or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1 Upfront Fee. The Borrower agrees to pay to the Lender an upfront fee in an amount equal to 2.5% of the Commitment Amount (without regard to any reduction thereto), payable on the date of the Loan hereunder.

         SECTION 3.3.2 Prepayment/Repayment Fee. The Borrower agrees to pay to the Lender a repayment/prepayment fee in an amount equal to 2% of any principal amount of the Loan repaid or prepaid hereunder. Such fee shall be payable upon the date of each such repayment or prepayment on the amount so repaid or prepaid.

                                 ARTICLE IV

                    TAXES, PAYMENTS, CALCULATIONS, ETC.

         SECTION 4.1. Taxes. All payments by the Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

                  (c) pay to the Lender such additional amount or amounts as are necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as are necessary so that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amounts) shall equal the amount such Person would have received had not such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

         SECTION 4.2. Payments, Computations, etc. All payments by the Borrower pursuant to this Agreement, the Note or any other Loan Document shall be made by the Borrower to the Lender, without setoff, deduction or counterclaim, not later than 11:00 a.m. (Central time) on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day.

All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.3. Use of Proceeds. The Borrower shall apply the proceeds of the Loan to make the payment due under the Sodak Stock Purchase Agreement.


                                 ARTICLE V

                             CONDITIONS TO LOAN

         SECTION 5.1. Conditions to Loan. The obligation of the Lender to fund the Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Lender shall have received from the Borrower a certificate, dated on or prior to the date on which the Loan is made, of its Secretary or Assistant Secretary as to

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note and each other Loan Document to be executed by it; and

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Note and each other Loan Document executed by it,

upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

         SECTION 5.1.2. Delivery of Note. The Lender shall have received its Note duly executed and delivered by the Borrower.

         SECTION 5.1.3. Acquisition Consummated. The conditions set forth in Section 6.1 and Section 6.2 of the Sodak Stock Purchase Agreement regarding the obligations of the Parent, Sodak and Borrower to consummate the Acquisition shall have been satisfied in all material respects, and the Acquisition shall have been consummated in accordance therewith to the satisfaction of the Lender.

         SECTION 5.1.4. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the Loan).

         (b) The Borrower shall use all reasonable efforts from and after the date hereof until the date on which the Loan is made to cause the Heller Lease to remain in full force and effect and not to become part of the Indebtedness to be Paid. If such efforts of the Borrower fail, then the Lender agrees to take all reasonable efforts to cause Heller to keep the Heller Lease in full force and effect and not to become part of the Indebtedness to be Paid. If such efforts of the Lender fail, then the Lender shall either guaranty the obligations of the Borrower under the Heller Lease or take an assignment from Heller of the Heller Lease.

         SECTION 5.1.5. Equity Infusion. The Borrower shall have received a cash equity infusion from Parent in the amount of $25,367,000.

         SECTION 5.1.6. Security Agreement. The Lender shall have received executed counterparts of the Security Agreement, dated on or before the date on which the Loan is made, duly executed by the Borrower, together with

                  (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to the date of the Loan, or such other evidence of filing as may be acceptable to the Lender, naming the Borrower as the debtor and the Lender as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest of the Lender pursuant to the Security Agreement;

                  (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person

                           (i) in any collateral described in the Security Agreement previously granted by any Person, and

                           (ii) securing any of the Indebtedness identified
                  in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule,

         together with such other Uniform Commercial Code Form UCC-3 termination statements as the Lender may reasonably request from such obligors; and

                  (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Lender, dated a date reasonably near to the date of the Loan, listing all effective financing statements which name the Borrower (under its present name and any previous names including Sodak) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause
         (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the Security Agreement).

         SECTION 5.1.7. Mortgage. The Lender shall have received counterparts of the Mortgage, dated on or before the date on which the Loan is made, duly executed by the Borrower, together with

                  (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgage as may be necessary or, in the reasonable opinion of the Lender, desirable effectively to create a valid, perfected Lien against the properties purported to be covered thereby, subject only to the Lien in favor of Chester and Geneva Busse described in Item 7.2.3 ("Liens") of the Disclosure Schedule;

                  (b) mortgagee's title insurance policies (and survey required by the Lender in connection therewith) in favor of the Lender in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Lender, with respect to the property purported to be covered by the Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Lender, and such policies shall also include such endorsements as the Lender shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                  (c) such other approvals, opinions, or documents relating to the Mortgage as the Lender may reasonably request.

         SECTION 5.1.8.     Ship Mortgage.

                  (a) The Lender shall have received from the Borrower a duly executed Ship Mortgage, dated on or before the date on which the Loan is made, on the Gaming Vessel; the Ship Mortgage shall have been duly filed and recorded in the manner prescribed by the laws of the United States of America; and the Borrower shall have complied with and shall have provided to the Lender evidence reasonably satisfactory to the Lender that the Borrower has satisfied all requisite formalities and provisions of such laws so that the Ship Mortgage constitutes a valid and enforceable first "preferred mortgage" on the Gaming Vessel as provided in such laws (including Chapter 313 of Title 46, United States Code), having the effect and with the priority as therein provided.

                  (b) The Lender shall have received the report of the Borrower's marine insurance broker required pursuant to Section 2.15.6(a) of the Ship Mortgage, together with such evidence of insurance as is required by Section 2.15.6(b) of the Ship Mortgage and such other evidence of the maintenance of the insurance required by Section 2.15 of the Ship Mortgage as the Lender shall reasonably request.

                  (c) The Lender shall have received such other approvals, opinions, and documents relating to the Ship Mortgage as the Lender may reasonably request.

         SECTION 5.1.9. Opinions of Counsel. The Lender shall have received opinions, dated the date of the Loan and addressed to the Lender, from Swidler Berlin Shereff Friedman, LLP, special counsel to the Borrower and Parent, and from Lane & Waterman, counsel to the Borrower and Parent, each in form and substance satisfactory to the Lender.

         SECTION 5.1.10. Closing Fees, Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to
Section 3.3 and 9.3, if then invoiced.

         Compliance with Warranties, No Default, etc. Both before and after giving effect to the Loan (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other
Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

                  (a) the representations and warranties set forth in
         Article VI shall be true and correct in all material respects (except as to representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects), unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date;

                  (b) except as disclosed by the Borrower to the Lender pursuant to Section 6.7

                           (i) no labor controversy, litigation,
                  arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Note or any other Loan Document; and

                           (ii) no development shall have occurred in any
                  labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which could reasonably be expected to materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Borrower; and

                  (c) no Default shall have then occurred and be continuing, and the Borrower shall not be in material violation of any law or governmental regulation or court order or decree.

          SECTION 5.1.12. Borrowing Request. The Lender shall have received a Borrowing Request for the Loan. Each of the delivery of such Borrowing Request and the acceptance by the Borrower of the proceeds of the Loan shall constitute a representation and warranty by the Borrower that on the date of the Loan (both immediately before and after giving effect to such

Loan and the application of the proceeds thereof) the statements made in
Section 5.1.11 are true and correct in all material respects.

         SECTION 5.1.13. Financial Condition. The Lender shall have received an unaudited pro forma balance sheet of the Borrower as of September 30, 1999 after giving effect to the Loan (if the Borrower is able to produce such balance sheet after using all reasonable efforts).

         SECTION 5.1.14. Satisfactory Legal Form; Other Documents. All documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.

         SECTION 5.1.15. Payoff Letters. The Lender shall have received payoff letters with regard to Indebtedness to be paid, including without limitation any such Indebtedness relating to the Miss Marquette Gaming Facility.

         SECTION 5.1.16. Amendment to CIBC Credit Agreement. An amendment to the CIBC Credit Agreement shall have been executed by the Requisite Lenders (as defined in the CIBC Credit Agreement) which, among other things, contains the consent of such Requisite Lenders to the making of the Loan by the Lender under this Agreement, provided that the Lender shall use all reasonable efforts to cause such amendment to be executed.


                                 ARTICLE VI

                       REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants unto the Lender as set forth in this Article VI.

         SECTION 6.1. Organization, etc. The Borrower is a corporation validly existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify and be in good standing could not reasonably be expected to have a Material Adverse Effect, and has full corporate power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Note and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2     Due Authorization, Non-Contravention, etc.
The execution, delivery and performance by the Borrower of this Agreement, the Note and each other Loan Document executed or to be executed by it, and the Borrower's participation in the consummation of the Acquisition are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a)  contravene the Borrower's Organic Documents;

                  (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower, except where such contravention could not reasonably be expected to have a Material Adverse Effect; or

                  (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or the Parent's properties.

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement, the Note or any other Loan Document or for the Borrower's and Parent's participation in the consummation of the Acquisition, except as described in Item 6.3 ("Government Approvals") of the Disclosure Schedule, all of which have been duly obtained or made and are in full force and effect or will be prior to the making of the Loan. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement constitutes, and the Note and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

         SECTION 6.5. Financial Information. The pro-forma balance sheet of the Borrower as at June 30, 1999, and the related statements of earnings and cash flow of the Borrower (or the Miss Marquette Gaming Facility), copies of which have been furnished to the Lender, have been prepared in accordance with GAAP consistently applied, except as indicated on Item 6.5 ("Financial Information") of the Disclosure Schedule, and present fairly in all material respects the consolidated financial condition of the Borrower as at the dates thereof and the results of the Borrower's operations for the periods then ended, subject to the absence of complete footnotes and subject to normal year-end adjustments.

         SECTION 6.6. No Material Adverse Change. Since the date of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower or the Miss Marquette Gaming Facility, other than general economic conditions in the United States and conditions affecting the gaming business generally.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or labor controversy affecting the Borrower, or any of its properties, assets or revenues, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Note or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8.    Subsidiaries.  The Borrower has no Subsidiaries.

         SECTION 6.9. Ownership of Properties. The Borrower owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3 and as set forth in Item 7.2.3 ("Liens") of the Disclosure Schedule.

         SECTION 6.10. Taxes. The Borrower has filed, or caused to be filed, all tax returns and reports required by law to have been filed by it or on its behalf and has paid, or has made adequate provision for the payment of, all taxes and governmental charges shown to be owing on such tax returns and reports, except as shown on Item 6.10 ("Taxes") of the Disclosure Schedule and except for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of the Loan, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, the Borrower has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12.  Environmental Warranties.  Except as set forth in
Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower have been, and continue to be, owned or leased by the Borrower in material compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or, to the Borrower's knowledge, threatened

                           (i) claims, complaints, notices or requests for
                  information received by the Borrower with respect to any alleged violation of any Environmental Law, or

                           (ii) complaints, notices or inquiries to the
                  Borrower regarding potential liability under any Environmental Law;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to the Borrower's knowledge, previously owned or leased by the Borrower that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (d) the Borrower has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its business;

                  (e) no property now or, to the Borrower's knowledge, previously owned or leased by the Borrower is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                   (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to the Borrower's knowledge, previously owned or leased by the Borrower that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (g) Borrower has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                   (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or, to the knowledge of the Borrower, previously owned or leased by the Borrower that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

                  (i) no conditions exist at, on or under any property now or, to the knowledge of the Borrower, previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to material liability under any

         Environmental Law, except where such conditions could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. Regulations U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. Accuracy of Information. No representation or warranty of the Borrower contained in this Agreement, any Loan Document, the Sodak Stock Purchase Agreement or any other document, certificate or written statement furnished to the Lender or its representatives by or on behalf of the Borrower for use in connection with this Agreement or any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.


                                ARTICLE VII

                                 COVENANTS


         SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

         SECTION 7     Financial Information, Reports, Notices, etc.
The Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a balance sheet of the Borrower as of the end of such Fiscal Quarter and statements of earnings and cash flow of the Borrower for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of the Borrower;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower including therein a balance sheet of the Borrower as of the end of such Fiscal Year and a statement of earnings and cash flow of the Borrower for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Lender by Arthur Andersen, LLP or other independent public accountants acceptable to the Lender, together with a certificate from such accountants containing a computation of, and showing compliance with, the financial ratio and restriction contained in Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

                  (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a certificate, executed by the chief financial officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Lender) compliance with the financial covenant set forth in Section 7.2.4;

                  (d) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within three days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower files with the Securities and Exchange Commission or any national securities exchange;

                  (g) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

                  (h) such other information respecting the financial condition or operations of the Borrower as the Lender may from time to time reasonably request.

         SECTION 7.1.2. Compliance with Laws, etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, consistent with past practice, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 7.1.4. Insurance. The Borrower will use commercially reasonable efforts to maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Lender, furnish to the Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower in accordance with this Section.

         SECTION 7.1.5. Books and Records. The Borrower will keep books and records which accurately reflect all of its business affairs and transactions and permit the Lender or any of its representatives, upon reasonable advance written notice and at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any reasonable fees of such independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section.

         SECTION 7.1.6.    Environmental Covenant.  The Borrower will,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

                  (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this Section 7.1.6.

         SECTION 7.1.7. Year 2000 Compliance. (a) The Borrower agrees to
(i) prior to or promptly following the date on which the Loan is made, initiate a review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) develop a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) implement that plan in accordance with that timetable.

         (b) The Borrower agrees to use commercially reasonable efforts to cause all computer applications that are material to its business and operations to, on a timely basis, be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (c) The Borrower will promptly notify Lender in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure to be Year 2000 Compliant could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.2. Negative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1. Business Activities. The Borrower will not engage in any business activity, except the operation of the Miss Marquette Gaming Facility in Marquette, Iowa and such activities as may be incidental or related thereto.

         SECTION 7.2.2. Indebtedness. The Borrower will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a)      Indebtedness in respect of the Loan and other
      Obligations;

                  (b) until the date of the Loan, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

                  (d) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                  (e) Indebtedness in respect of Capital Expenditures in an aggregate amount not to exceed $5,400,000 (without regard to the period in which such Capital Expenditures are incurred); and

                  (f) any guaranty by the Borrower of the notes issued under or pursuant to the Indenture, as supplemented, and the Borrower's execution of a supplemental indenture to jointly and severally guaranty, on a senior basis, the obligations under the Indenture.

         provided, however, that no Indebtedness otherwise permitted by clauses (d) or (e) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 7.2.3. Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

                  (b) Liens securing payment of Indebtedness of the type permitted and described in clauses (b) and (e) of Section 7.2.2;

                  (c) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

                  (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (g) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (h) Liens described on Item 7.2.3 ("Liens") of the Disclosure Schedule; and

                  (i) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrower.

         SECTION 7.2.4. Financial Condition. The Borrower will not permit EBITDA as of any Fiscal Quarter end to be less than $8,000,000 for the prior trailing four Fiscal Quarters ending on such date.

         SECTION 7.2.5. Investments. The Borrower will not make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

                  (b)  Cash Equivalent Investments;

                  (c) Investments permitted as Indebtedness pursuant to
         Section 7.2.2;

         provided, however, that

                  (d) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (e) no Investment otherwise permitted by clause (d) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

                  (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

                  (b) the Borrower will not make any deposit for any of the foregoing purposes.

         SECTION 7.2.7. Capital Expenditures, etc. The Borrower will not make or commit to make Capital Expenditures in any period, except (i) Capital Expenditures related to the purchase of a new mooring barge in an aggregate amount not to exceed $1,700,000 and (ii) other Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such period:

                Period                                       Amount
                ------                                       ------
                4th Fiscal Quarter 1999                     $975,000
                Fiscal Year 2000                          $2,100,000

         SECTION 7.2.8. Rental Obligations. The Borrower will not enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower from any lessor of any real or personal property (or any interest therein), except as disclosed on Item 7.2.8 ("Rental Obligations") of the Disclosure Schedule and arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $720,000 for any Fiscal Year or $2,160,000 during the full remaining term of such arrangements; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

         SECTION 7.2.9. Take or Pay Contracts. The Borrower will not enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

         SECTION 7.2.10. Consolidation, Merger, etc. Except as necessitated by the Acquisition or the Isle Merger, the Borrower shall not liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof).

         SECTION 7.2.11. Asset Dispositions, etc. The Borrower will not sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets to any Person other than in the ordinary course of business and other than the disposal of damaged or obsolete property if such property is no longer necessary for the operation of the Borrower's business.

         SECTION 7.2.12. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Sodak Stock Purchase Agreement.

         SECTION 7.2.13. Transactions with Affiliates. The Borrower will not enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower with a Person which is not one of its Affiliates.

         SECTION 7.2.14. Negative Pledges, etc. The Borrower will not enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of
Section 7.2.2 as in effect on the Effective Date or by clause (d) of
Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document.


                                ARTICLE VIII

                             EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of or interest on the Loan, or the Borrower shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any fee or of any other Obligation.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in any material respect in the due performance and observance of any of its obligations under Section 7.2 (except Section 7.2.4), and such default shall continue unremedied for a period of 5 Business Days after written notice thereof shall have been given to the Borrower by the Lender.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower shall default in any material respect in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 15 Business Days after written notice thereof shall have been given to the Borrower by the Lender.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity in accordance with the terms of such Indebtedness.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 8.1.8. Control of the Borrower. Any Change in Control shall occur with respect to the Borrower.

         SECTION 8.1.9.     Bankruptcy, Insolvency, etc.  The Borrower shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any property of the Borrower, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for a substantial part of the property of the Borrower, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding shall be consented to or acquiesced in by the Borrower or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. (a) Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part in any material respect, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; (b) the Borrower, or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; (c) or any Lien securing any Obligation shall, in any material respect, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

         SECTION 8.1.11. Loss of a Material License. The Borrower shall lose any license (and shall exhaust all appeal procedures to regain such license) that could reasonably be expected to have a Material Adverse Effect.

         SECTION 8.2. Action if Nonpayment, etc. If any Event of Default described in Sections 8.1.1, 8.1.3, 8.1.5, 8.1.6, 8.1.8, 8.1.10 or 8.1.11
shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loan and other monetary Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the outstanding principal amount of such Loan and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitment (if not theretofore terminated) shall terminate.

         SECTION 8.3. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other monetary Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.4. Action if Other Event of Default. If any Event of Default (other than any Event of Default listed in Sections 8.2 and 8.3 above) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Obligations shall bear interest at the post-maturity rate as described in Section 3.2.2 until such Event of Default has been cured or waived by the Lender or is no longer continuing.


                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS

         SECTION 9.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender or the holder of the Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender or the holder of the Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 9.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address, or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 9.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Lender (including the fees and out-of-pocket expenses of counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) up to $___________ in connection with

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

                  (b) the filing, recording, refiling or rerecording of the Mortgage and the Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgage or the Security Agreement, and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Note or any other Loan Documents. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 9.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitment, the Borrower hereby indemnifies, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to Article V not to fund the Loan);

                  (c) any investigation, litigation or proceeding related to the Acquisition;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 9.5. Survival. The obligations of the Borrower under Sections 4.1, 9.3 and 9.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 9.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 9.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the

Borrower and the Lender (or notice thereof satisfactory to the Lender) shall have been received by the Lender and notice thereof shall have been given by the Lender to the Borrower.

         SECTION 9.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE MORTGAGE)
SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED
BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 9.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither the Borrower nor the Lender may assign or transfer its rights or obligations hereunder without the prior written consent of the other party (other than the collateral assignment of the Note by the Lender to CIBC as required by an existing credit agreement between the Lender and CIBC).

         SECTION 9.11.Confidentiality. The Lender shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature and in any event may make disclosure to any of its regulators, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                  (a) unless specifically prohibited by applicable law or court order, the Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this Section 9.11, the Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                           (i)  to be bound by this Section 9.11; and

                           (ii) to require such Person to require any other
                  Person to whom such Person discloses such non-public information to be similarly bound by this Section 9.11; and

                  (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, the Lender shall not be obligated or required to return any materials furnished by the Borrower.

         SECTION 9.12. Other Transactions. Nothing contained herein shall preclude the Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 9.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT OF THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 9.14. Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY

WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 9.15.       Limitation of Liability.

                  (a) Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), the Borrower shall not be personally liable for payment of the Loan or performance of the Obligations and the Loan is intended to be secured by Liens in favor of the Lender which are purchase money security interests.

                  (b) The limitation of liability in Section 9.15(a) will not affect or impair (i) the lien of the Mortgage, the Ship Mortgage or the Security Agreement or the Lender's other rights and remedies under the Loan Documents, including the Lender's right to commence an action to foreclose (by judicial foreclosure, power of sale or otherwise) any Lien or security interest the Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the Obligations or (iii) the Lender's right to present and collect on any letter of credit or other credit enhancement document held by the Lender in connection with the Obligations.

                  (c) The following are excluded and excepted from the limitation of liability of the Borrower in Section 9.15(a) and the Lender may recover personally against the Borrower for the following:

                           (i) all losses suffered and liabilities and
                  expenses incurred by the Lender relating to any fraud or intentional misrepresentation or omission by the Borrower or any of the officers or directors of the Borrower in connection with (A) the performance of any of the conditions to the Lender making the Loan; (B) any inducements to the Lender to make the Loan; (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) the Borrower's performance of the Obligations;

                           (ii) the cost of remediation of any
                  environmental activity affecting the property subject to the Mortgage, any diminution in the value of the property subject to the Mortgage arising from any environmental activity affecting the property subject to the Mortgage and any other losses suffered and liabilities and expenses incurred by the Lender relating to a default under
                  Section 6.12 or Section 7.1.6;

                           (iii) the replacement cost of any fixtures or
                  personal property removed by the Borrower or its Affiliates from the property subject to the Mortgage after an Event of Default occurs and is continuing;

                           (iv) all losses suffered and liabilities and
                  expenses incurred by the Lender relating to any acts or omissions by the Borrower that result in waste (including economic and non-physical waste) on the property subject to the Mortgage;

                           (v) all proceeds that are not applied in
                  accordance with the Mortgage or not paid to the Lender as required under the Mortgage; and

                           (vi) all losses suffered and liabilities and
                  expenses incurred by the Lender relating to any default by the Borrower under any of the provisions of any Loan Document relating to ERISA.

                  (d) Nothing under Section 9.15(a) will be deemed to be a waiver of any right which the Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other applicable law relating to bankruptcy or insolvency to file a claim for the full amount of the Obligations or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.

         SECTION 9.16.      Interest Rates.

                  (a) It is the intention of the parties hereto that the Loan made hereunder shall conform strictly to applicable usury laws. Accordingly, none of the terms and provisions contained in this Agreement or any of the other Loan Documents shall ever be construed to create a contract to pay interest to the Lender for the use, forbearance or detention of money at a rate in excess of the highest lawful rate applicable (the "Maximum Lawful Rate"); for purposes of this Section 9.16, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws (whether or not denominated as interest) and are contracted for, taken, reserved, charged or received under this Agreement or the other Loan Documents or otherwise in connection with the transactions contemplated by this Agreement and the other Loan Documents. If as a result of prepayment, acceleration of maturity or otherwise, the effective rate of interest which would otherwise be payable to the Lender under this Agreement or any other Loan Document would exceed the Maximum Lawful Rate for the period during which the principal amount of the Loan was outstanding, or if the Lender shall receive moneys or other consideration that are deemed to constitute interest that would increase the effective rate of interest payable by the Borrower to the Lender under this Agreement or any other Loan Document to a rate in excess of the Maximum Lawful Rate for the period during which the principal amount of the Loan was outstanding, then (i) the amount of interest that would otherwise be payable by the Borrower to the Lender under this Agreement and the other Loan Documents shall be reduced to the Maximum Lawful Rate, and (ii) any interest paid by the Borrower to the Lender in excess of the Maximum Lawful Rate shall be credited by the Lender as an optional prepayment of the Loan and, thereafter, shall be returned to the Borrower. All calculations of the rate or amount of interest contracted for, taken, reserved, charged or received by the Lender under this Agreement and the other Loan Documents that are made for the purpose of determining whether such rate or amount exceeds the Maximum Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading during the full stated term of the Loan owed to the Lender.

                  (b) If at any time and from time to time (i) the amount of interest payable to the Lender on any date would otherwise exceed the Maximum Lawful Rate, the amount of interest payable to the Lender shall be limited to the Maximum Lawful Rate pursuant to paragraph (a) above and (ii) in respect of any subsequent interest computation period, the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Maximum Lawful Rate, then the amount of interest payable in respect of such subsequent computation period shall be computed at the Maximum Lawful Rate until the earlier to occur of (x) the date upon which the total amount of interest payable to the Lender shall equal the total amount of interest that would have been payable to the Lender if the total amount of interest had been computed without giving effect to paragraph (a) above, or (y) payment in full of the Loan held by the Lender.

         SECTION 9.17. Iowa Gaming Licenses. No interest of the Lender created or arising under this Agreement or any other Loan Document shall attach to any gaming license issued by the State of Iowa.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                        GAMBLERS SUPPLY MANAGEMENT COMPANY


                        By:---------------------------------------------
                         Title:

                        Address:    ------------------------------------
                                    ------------------------------------

                        Facsimile No.:----------------------------------

                        Attention: -------------------------------------

                        with copies to:

                        Swidler Berlin Shereff Friedman, LLP
                        919 Third Avenue
                        New York, New York
                        Attention: Robert M. Friedman

                        Facsimile No.:  (212) 758-9526


                        ISLE OF CAPRI CASINOS, INC.


                        By:----------------------------------------------
                         Title:

                        Address: 711 Dr. Martin Luther King, Jr. Boulevard Biloxi, Mississippi 39530
                        Attention: Chief Executive Officer

                        Facsimile No.:  (228) 436-5998
                        with copies to:

                        Isle of Capri Casinos, Inc.
                        2200 Corporate Boulevard, N.W.
                        Suite 310
                        Boca Raton, Florida 33431
                        Attention: Allan B. Solomon

                        Facsimile No.:  (561) 995-6665


                        Mayer, Brown & Platt
                        190 South LaSalle Street, Suite 3100
                        Chicago, Illinois 60603
                        Attention: Paul W. Theiss

                        Facsimile No.:  (312) 701-7711

                                                                  SCHEDULE I





                            Disclosure Schedule

                                    for

                              U.S. $16,300,000

                              CREDIT AGREEMENT

                        dated as of October __, 1999

                                  between

                     GAMBLERS SUPPLY MANAGEMENT COMPANY

                              as the Borrower,

                                    and

                        ISLE OF CAPRI CASINOS, INC.

                               as the Lender

     The following schedules refer to the Credit Agreement, dated as of October __, 1999 (the "Credit Agreement"), Gamblers Supply Management Company, as the Borrower, and Isle of Capri Casinos, Inc., as the Lender.

     This Disclosure Schedule is qualified in its entirety by references to specific provisions of the Credit Agreement and is not intended to constitute, and shall not be construed as constituting any representations or warranties of the Borrower, except as and to the extent provided in the Credit Agreement.

     To the extent more than one representation and warranty contained in the Credit Agreement require the same disclosure, the appearance of such disclosure on any single item herein shall serve as disclosure for all other representations and warranties to which such disclosure applies.


     Except to the extent explicitly provided in the respective schedule, inclusion of any item in the schedules: (1) does not represent a determination by the Borrower that such item is material nor shall it be deemed to establish a standard of materiality (it being the intent that Borrower shall not be penalized for having disclosed more than may be required by the terms of the Credit Agreement), (2) does not represent a determination by the Borrower that such item did not arise in the ordinary course of business, and (3) shall not constitute, or be deemed to be, an admission concerning such item by the Borrower. The items in the schedules are descriptions of instruments or brief summaries of certain aspects of the Borrower's business. Such descriptions and summaries are qualified in their entirety by reference to the more detailed information in documents previously delivered or made available to the Lender and its representatives.

     Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Credit Agreement. The headings in the following schedules are for reference only and shall not affect the disclosures contained therein.

                                  Item 6.3
                            Government Approvals

     The Borrower and Sodak Gaming, Inc. ("Sodak") must notify the U.S. Coast Guard prior to a change in ownership of the Miss Marquette Riverboat.

     The Borrower and Sodak must file with the Federal Trade Commission and the Antitrust Division of the Department of Justice a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     The Iowa Racing and Gaming Commission must determine that Parent is a suitable buyer and approve the Parent's purchase of the shares of the Borrower's stock from Sodak.


                                  Item 6.5
                           Financial Information

     The Borrower has settled a dispute relating to an Iowa sales/use tax audit for the 1995 and 1996 tax years and has paid $150,000 in final settlement thereof.


                                  Item 6.7
                                 Litigation

     The Iowa Department of Natural Resources (the "DNR") has notified Sodak and the Borrower that a treatment agreement is required to be entered into between the City of Marquette and the owner of the Miss Marquette Riverboat, whereby the latter shall quantify and describe its discharge to the City and the City agrees to treat such discharge based on the disclosed volume and quantities.

     It is anticipated that pursuant to the treatment agreement and a side agreement relating to rate structure, increased treatment rates and surcharges will be charged to the Riverboat Complex. The treatment agreement and side agreement have not yet been concluded. No draft of the side agreement has been prepared or exchanged between the parties as yet.

     The following actions are pending:

Case: Plaintiffs Byron Clements and Mark Clements v. Defendants Gamblers Supply Management Company and Sodak Gaming Iowa, Inc. a/k/a Sodak Gaming, Inc.

Byron Clements discharge:           October 2, 1996

Mark Clements discharge:            July 28, 1996

Date Filed:                         October 1, 1997

Court and File Number:           Clayton County Iowa District Court,
                                 Case No. LACV005269

Claim and Demand:                Plaintiffs allege wrongful discharge.
                                 No specific monetary amount
                                 of damages reported.

Insurance Company:               Miss Marquette's insurance carrier has
                                 declined coverage.

Sodak Counsel:                   E. David Wright
                                 Dubuque, Iowa
                                 (315) 556-6433

Status/outcome:                  Summary Judgment was entered in favor of
                                 Defendants, Plaintiffs filed a Notice of Appeal as of October 9, 1998. Briefs have been filed with Iowa Supreme Court, the oral arguments are scheduled for March 2000.

Case:    Plaintiff Pauline Smith v. Defendant Miss Marquette Riverboat Casino
         ---------------------------------------------------------------------

Date of Occurrence:              July 13, 1995

Date Filed:                      July 11, 1997

Court and File Number:           Clayton County Iowa District Court, Case
                                 No. LACV005204

Claim and Demand:                Plaintiff claims she suffered serious and
                                 permanent personal injuries. Plaintiff's initial settlement demand is in the amount of $85,000.

Insurance Company:               Reliance Insurance Company
                                 Juanna Kuby
                                 233 South Wacker Avenue
                                 Chicago, IL 60606

Sodak Counsel:                   E. David Wright
                                 Dubuque, Iowa
                                 (319) 556-6433

Status/outcome:                  Pending

Case:    Plaintiff Beulah Hanson v. Sodak Gaming Iowa, Inc., Gamblers
Supply Management Company and Upper Mississippi Gaming Corporation
----------------------------------------------------------------------------

Date of Occurrence:              September 18, 1996

Date Filed:                      March 5, 1998

Court and File Number:          U.S. District Court Northern District of Iowa
                                Eastern Division, Case No. C98-1009-MIM.

Claim and Demand:               Personal Injury Claim.  No specific monetary
                                amount of damages reported.

Insurance Company:              Zurich American Insurance Company
                                Ottis J. Parry
                                1450 American Lane
                                Schaumburg, IL 60173
                                (847) 605-7691

Sodak Counsel:                   E. David Wright
                                 Dubuque, Iowa
                                 (319) 556-6433

                                 Anthony Todd Schneider
                                 Chicago, IL
                                 (312) 360-9500

Status/outcome:                  Pending


Case:    Plaintiff Margot Palbicki v. Defendant Miss Marquette
         ------------------------------------------------------

Date Filed:                      September 21, 1998

Court and File Number:           United States District Court for the
                                 Northern District of Iowa, Case
                                 No. C98-1033-MIM.

Claim and Demand:                Jones Act Claim.  No specific monetary amount
reported.                        of damages

Insurance Company:               Zurich American Insurance Company
                                 Carol Woo
                                 1400 American Lane
                                 Schaumburg, IL 60196-1056
                                 (815) 439-6978

Sodak Counsel:                   E. David Wright
                                 Dubuque, Iowa
                                 (319) 556-6433

Status/outcome:                  Pending

Case:    Plaintiff Kristin L. Valentine v. Defendant Miss Marquette
         ----------------------------------------------------------

Date Filed:                      November 23, 1998

Court and File Number:           United States District Court for the Western
                                 District of Wisconsin,
                                 Case No. 98C-0806-S.

Claim and Demand:                Jones Act Claim.  No specific monetary amount
reported                         of damages

Insurance Company:               Zurich American Insurance Company Bill Watering

Sodak Counsel:                   Insurance Company will be appointing Counsel

Status/outcome:                  Pending


Case:    Plaintiff Jill Wilt v. Defendant Miss Marquette
         -----------------------------------------------

Date Filed:                      August 31, 1998

Court and File Number:           United States District Court for the Northern
                                 District of Iowa.

Claim and Demand:                Jones Act Claim.  No specific monetary amount
reported.                        of damages

Insurance Company:               Zurich American Insurance Company
                                 Carol Woo

Sodak Counsel:                   Insurance Company will be appointing Counsel

Status/outcome:                  Pending

In addition, the following claims have been made by customers against the Borrower and have been referred to its insurer:

         Allen Dorzaner
         April 10, 1999
         Said broke tooth while eating fish in buffet.

         Charlene Swanson
         July 5, 1999
         Said burned by a cup of coffee.

         Rick Rosacker
         July 12, 1999
         Said automatic doors hit him.

         No formal action has been taken with respect to any of these claims and no additional information is known; however, the Borrower does not expect any of these claims to have a Material Adverse Effect.

                                 Item 6.10
                                   Taxes

         The Borrower has settled a dispute relating to an Iowa sales/use tax audit for the 1995 and 1996 tax years and has paid $150,000 in final settlement thereof.

         The Borrower files a consolidated federal income tax return with Sodak. Sodak allocates the consolidated provision for income tax to its subsidiaries as if the subsidiaries filed separate federal income tax returns. The current and deferred income tax expense allocated to the Borrower for the year ended December 31, 1998 represents the income tax expense realized by the consolidated group as a result of the Borrower's 1998 earnings. See the Borrower's financial statements and notes thereto for more information.


                                 Item 6.11
                           Employee Benefit Plans

         The employees of the Borrower participate in the Sodak Gaming Inc. Healthcare Plan which is a self-insured plan.


                                 Item 6.12
                           Environmental Matters

         The Iowa Department of Natural Resources (the "DNR") has notified Sodak and the Borrower that a treatment agreement is required to be entered into between the City of Marquette and the owner of the Miss Marquette Riverboat, whereby the latter shall quantify and describe its discharge to the City and the City agrees to treat such discharge based on the disclosed volume and quantities.

         It is anticipated that pursuant to the treatment agreement and a side agreement relating to rate structure, increased treatment rates and surcharges will be charged to the Riverboat Complex. The treatment agreement and side agreement have not yet been concluded. No draft of the side agreement has been prepared or exchanged between the parties as yet.

                              Item 7.2.2(b)
                          Indebtedness to be Paid

                                   None.


                               Item 7.2.2(c)
                            Ongoing Indebtedness

1.     Chester and Geneva Busse indebtedness in the amount of approximately
       $642,125.

2.     Heller Capital Lease indebtedness in the amount of approximately
       $4,250,000.

3. The Sodak Gaming Inc. Amended and Restated Credit Agreement among Seller, Comerica Bank Midwest, as agent bank, and certain syndicate banks dated February 21, 1996 is secured by a first preferred ship mortgage on the Miss Marquette Riverboat. Sodak has obtained the consent of Comerica Bank Midwest to the contribution of the Miss Marquette Riverboat to the Borrower and the subsequent sale of the Borrower. In connection with the contribution of the Miss Marquette Riverboat to the Borrower, Comerica Bank Midwest will release its first preferred ship mortgage on the Miss Marquette Riverboat.


                                 Item 7.2.3
                                   Liens

1. Approximately $642,125 payable pursuant to a contract with Chester and Geneva Busse, which is secured by the Port of Marquette hotel real estate.

2. The Sodak Gaming Inc. Amended and Restated Credit Agreement among Seller, Comerica Bank Midwest, as agent bank, and certain syndicate banks dated February 21, 1996 is secured by a first preferred ship mortgage on the Miss Marquette Riverboat. Sodak has obtained the consent of Comerica Bank Midwest to the contribution of the Miss Marquette Riverboat to the Borrower and the subsequent sale of the Borrower. In connection with the contribution of the Miss Marquette Riverboat to the Borrower, Comerica Bank Midwest will release its first preferred ship mortgage on the Miss Marquette Riverboat.

3. The Master Lease Agreement with PDS Financial Corporation dated June 30, 1997 (subsequently assigned to Heller Financial Corporation) is secured by the gaming equipment and office equipment on the Miss Marquette Riverboat.

4. A lien search has revealed the existence of the following two liens. Although the management of the Borrower was not aware of such liens, it believes that they originated in connection with debts that have now been paid off. Management will seek to have the filings made that are necessary to remove these liens.


Debtor                   Secured Party             Filing Number     Filing Date       Document Type
-------------------------------------------------------------------------------------- ----------------------------
Miss Marquette           Mikohn Gaming             00K659915         06/23/1995        Financing Statement
                         Corporation
-------------------------------------------------------------------------------------- ----------------------------
Gambler Supply           Associates Capital        00K587025         10/21/1994        Financing Statement
Management Co.           Services Corp.
-------------------------------------------------------------------------------------- ----------------------------



                                 Item 7.2.5
                                Investments

                                   None.


                                 Item 7.2.8
                             Rental Obligations

         The Borrower is party to a lease with the City of Marquette that obligates the Borrower to make the following payments: (i) $180,000 per annum; (ii) $0.50 per customer who enters the Miss Marquette Riverboat; and
(iii) a percentage of the net gaming receipts (as defined in the lease) from the Miss Marquette Riverboat equal to (A) 2.5% of net gaming receipts greater than $20,000,000 up to $40,000,000, (B) 5.0% of net gaming receipts greater than $40,000,000 up to $60,000,000, and (C) 7.5% of net gaming receipts greater than $60,000,000.

         The Borrower paid $759,000 in 1998 pursuant to this lease.

                                                                    EXHIBIT A


                                    NOTE

$16,300,000                                                    October  , 1999



         FOR VALUE RECEIVED, the undersigned, GAMBLERS SUPPLY MANAGEMENT COMPANY, a South Dakota corporation (the "Borrower"), promises to pay to the order of ISLE OF CAPRI CASINOS, INC. (the "Lender") the principal sum of SIXTEEN MILLION THREE HUNDRED THOUSAND DOLLARS ($16,300,000) or, if less, the aggregate unpaid principal amount of the Loan shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of October ___, 1999 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between the Borrower and the Lender, payable as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Note) due and payable on or before the Maturity Date.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same-day or immediately-available funds to the account designated by the Lender pursuant to the Credit Agreement.

         This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                         GAMBLERS SUPPLY MANAGEMENT
                         COMPANY


                         By: ------------------------------------------------
                         Title:-----------------------------------------------

                        LOAN AND PRINCIPAL PAYMENTS


                                  Amount of          Unpaid        Notation
              Amount of           Principal         Principal      Made
Date          Loan Made           Repaid             Balance        By
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                                                                EXHIBIT B

                             BORROWING REQUEST


Isle of Capri Casinos, Inc.
711 Dr. Martin Luther King, Jr. Boulevard
Biloxi, Mississippi 39530
Attention: Chief Executive Officer


                     GAMBLERS SUPPLY MANAGEMENT COMPANY


Gentlemen and Ladies:

         This Borrowing Request is delivered to you pursuant to Section 2.2 of the Credit Agreement, dated as of October __, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), between Gamblers Supply Management Company, a South Dakota corporation (the "Borrower"), and you. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that the Loan be made in the aggregate principal amount of $ ________________ on _____________, 1999.

         The Borrower hereby acknowledges that, pursuant to Section 5.1.12 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loan requested hereby constitute a representation and warranty by the Borrower that, on the date of the Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section
5.1.11 are true and correct in all material respects.

         The Borrower agrees that if prior to the time of the Loan requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the Loan requested hereby you shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Loan as if then made.

         Please wire transfer the proceeds of the Loan to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be                Person to be Paid            Name, Address, etc.
Transferred                Name       Account No.        of Transferee Lender
-----------                ----       ----------         ---------------------

$______                    _____        _______          _____________________
                                                         _____________________
                                                         Attention: __________



_____                      _____        _______        _______________________
                                                       _______________________
                                                       Attention: ____________

Balance of                                             _______________________
such proceeds            The Borrower   ______         _______________________
                                                       Attention:





         The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this day of , 1999.


                                             GAMBLERS SUPPLY MANAGEMENT
                                             COMPANY



                                              By:-----------------------------
                                              Title:

                                                                 EXHIBIT C



                     Certificate of Authorized Officer



         I, the undersigned, [Assistant] Secretary of Gamblers Supply Management Company, a corporation (the "Borrower"), DO HEREBY CERTIFY that:

         1. This Certificate is furnished pursuant to Section 5.1.1 of that certain Credit Agreement, dated as of October__ , 1999 (the "Credit Agreement"), between the Borrower and Isle of Capri Casinos, Inc. (the "Lender"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

         2. There have been no amendments to the Articles of Incorporation of the Borrower since ______________ , 19 ___.

         3. Attached hereto as Exhibit I is a true, correct and complete copy of the by-laws of the Borrower as in effect on the date hereof.

         4. Attached hereto as Exhibit II is a true, correct and complete copy of resolutions duly adopted at a meeting of the Board of Directors of the Borrower, convened and held on the __ day of __________, 1999, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and the Credit Agreement, the Note and the other Loan Documents to which the Borrower is a party are in substantially the forms of those documents submitted to and approved by the Board of Directors of the Borrower at such meeting.

         5. The persons named in Exhibit III attached hereto have been duly elected, have been duly qualified as and at all times since _____________ , 1999 (to and including the date hereof), have been officers of the Borrower holding the respective offices set forth therein opposite their names, and the signatures set forth therein opposite their names are their genuine signatures.

         6. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

         WITNESS my hand and seal of the Borrower this __  day of ______, 1999.


                                             __________________________________
                                             [Assistant] Secretary


                                    [Affix Corporate Seal]

         I, the undersigned, [Vice] President of the Borrower, DO HEREBY CERTIFY that:

         1. is [a] the duly elected and qualified [Assistant] Secretary of the Borrower and the signature above is his genuine signature.

         2. The representations and warranties on the part of the Borrower contained in the Credit Agreement are as true and correct at and as of the date hereof as though made on and as of the date hereof.

         3. No Default has occurred and is continuing, or would result from the consummation of the Loan on this date.

         WITNESS my hand on this ____ day of ________________ , 1999.



                                          [Vice] President

                                                                     EXHIBIT I



         Copy of the by-laws of Gamblers Supply Management Company

                                                                   EXHIBIT II



          Resolutions of the Board of Directors of Gamblers Supply Management Company


           WHEREAS, there has been presented to this meeting a form of Credit Agreement (draft of _____________ , 19 ___ ) (the "Credit Agreement"), between this Corporation and Isle of Capri Casinos, Inc. (the "Lender"), providing for the making by the Lender of a Loan (as defined in the Credit Agreement) to this Corporation; and

            WHEREAS, it is proposed that payment of this Corporation's obligations under and in connection with the Credit Agreement and the promissory note to be executed by this Corporation pursuant thereto be secured by the following collateral security documents:

                (1) A certain Mortgage, substantially in the form of the draft Mortgage, dated ________, 1999 (the "Mortgage"), presented to this meeting,

                (2) A certain Ship Mortgage, substantially in the form of the draft Ship Mortgage, dated ___________ , 1999 (the "Ship Mortgage"), presented to this meeting, and

                (3) A certain Security Agreement, substantially in the form of the draft Security Agreement, dated ___________, 1999 (the "Security Agreement"), presented to this meeting.

         NOW, THEREFORE, BE IT RESOLVED, that the President or any Vice President of this Corporation, and each of them, be and hereby is authorized to execute, in the name and on behalf of this Corporation, and deliver a credit agreement between this Corporation and the Lender, substantially in the form of the Credit Agreement presented to this meeting, except for such changes, additions and deletions as to any or all of the terms and provisions thereof as the officer executing the Credit Agreement on behalf of this Corporation shall deem proper, such execution by such officer of the Credit Agreement to be conclusive evidence that such officer deems all of the terms and provisions thereof to be proper;

         FURTHER RESOLVED, that the President or any Vice President of this Corporation, and each of them, be and hereby is authorized to borrow from time to time on behalf of this Corporation the amounts permitted or provided to be borrowed by this Corporation under the Credit Agreement executed by this Corporation pursuant to these resolutions, and to execute and deliver on behalf of this Corporation the promissory note payable to the order of the Lender, substantially in the form provided for as an exhibit to the Credit Agreement, evidencing such borrowings; and

         FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation, and each of them, be and hereby is authorized to execute, in the name and on behalf of this Corporation and under its corporate seal, and deliver to the Lender [and trustees for the Lender], on behalf of and in the name of this Corporation and under its corporate seal, a mortgage, substantially in the form of the Mortgage presented to this meeting, except for such changes, additions and deletions as to any or all of the terms and provisions thereof as the officers executing such instrument on behalf of this Corporation shall deem proper, such execution by such officers of such instrument to be conclusive evidence that such officers deem all of the terms and provisions thereof to be proper;

         FURTHER RESOLVED, that the President or any Vice President of this Corporation, and each of them, be and hereby is authorized to execute, in the name and on behalf of this Corporation, and deliver a security agreement, substantially in the form of the Security Agreement presented to this meeting, except for such changes, additions and deletions as to any or all of the terms and provisions thereof as the officer executing the Security Agreement on behalf of this Corporation shall deem proper, such execution by such officer of the Security Agreement to be conclusive evidence that such officer deems all of the terms and provisions thereof to be proper; and

         FURTHER RESOLVED, that the President or any Vice President of this Corporation, and each of them, be and hereby is authorized to execute, in the name and on behalf of this Corporation, and deliver a ship mortgage, substantially in the form of the Ship Mortgage presented to this meeting, except for such changes, additions and deletions as to any or all of the terms and provisions thereof as the officer executing the Ship Mortgage on behalf of this Corporation shall deem proper, such execution by such officer of the Ship Mortgage to be conclusive evidence that such officer deems all of the terms and provisions thereof to be proper; and

         FURTHER RESOLVED, that each and every officer of this Corporation be and hereby is authorized in the name and on behalf of this Corporation from time to time to take such actions and to execute and deliver such certificates, instruments, notices and documents as may be required or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of this Corporation under the Credit Agreement, the Mortgage, the Ship Mortgage and the Security Agreement executed by this Corporation pursuant to these resolu tions, or under any other instrument or document executed pursuant to or in connection with the Credit Agreement, the Mortgage, the Ship Mortgage and the Security Agreement; all such actions to be performed in such manner, and all such certificates, instruments, notices and documents to be executed and delivered in such form, as the officer performing or executing the same shall approve, the performance or execution thereof by such officer to be conclusive evi dence of the approval thereof by such officer and by this Board of Directors.

                                                                  EXHIBIT III


Name of Officer                  Office                      Signature
---------------                  ------                      ---------

--------------------           -------------------        --------------------

--------------------           -------------------        --------------------

--------------------           -------------------        --------------------